UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 9, 2009
The Hartford Financial Services Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-13958	13-3317783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
One Hartford Plaza
Hartford, Connecticut 06155
(Address of principal executive offices)
(860) 547-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On June 9, 2009, The Hartford Financial Services Group, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with Allianz SE (“Allianz”) and Allianz Finance II Luxembourg S.a.r.l. in connection with the Investment Agreement entered into between the Company and Allianz on October 17, 2008 (the “Investment Agreement”). The description below is qualified in its entirety by reference to the Letter Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated by reference herein.
     The Letter Agreement amends certain terms of the Investment Agreement and of the Series B Warrants and the Series C Warrants issued thereunder (the “Warrants”) exercisable for, in the aggregate, 69,115,324 shares of the Company’s common stock (“Common Stock”). The effectiveness of the amendments is subject to certain conditions, which are set forth in full in Section 3.5 of the Letter Agreement.
     Pursuant to the Letter Agreement, the parties agreed to reduce the amount of the payment due to Allianz to $200 million in the event of specified issuances restricted under Section 6.14 of the Investment Agreement, and to extend the payment due date to October 15, 2009. The parties also agreed to extend the term of the Warrants from seven to ten years and to amend certain transfer restrictions in the Investment Agreement that prohibit, for a three-year period, any transfer of Warrants (or securities acquired upon exercise of the Warrants), except to specified affiliates of Allianz. Under the amended transfer restrictions, Allianz and specified affiliates of Allianz would be permitted to, subject to the prior written consent of the Company (which consent cannot be unreasonably withheld): (i) from and after December 31, 2009, transfer Warrants (or securities acquired upon exercise of the Warrants) that together represent, or may be exercised for, one-third of the total number of shares of Common Stock for which the Warrants are exercisable, subject to anti-dilution and similar adjustments, as of the date of the Letter Agreement; and (ii) from and after December 31, 2010, transfer Warrants that together represent (or may be exercised for) an additional one-third of the total number of shares of Common Stock for which the Warrants are exercisable, subject to anti-dilution and similar adjustments, as of the date of the Letter Agreement. In addition, Allianz has agreed, under the amended transfer restrictions, not to transfer to any one transferee Warrants (or securities acquired upon exercise of the Warrants) that represent, or may be exercised for, more than ten million shares of Common Stock in the aggregate. After October 17, 2011, no restrictions on the transfer of the Warrants (or securities acquired upon exercise of the Warrants) will be effective under the Investment Agreement.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits

Exhibit
No.	Description
10.1	Letter Agreement, dated as of June 9, 2009, by and between The Hartford Financial Services Group, Inc., Allianz SE and Allianz Finance II Luxembourg S.a.r.l.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hartford Financial Services Group, Inc.
Date: June 12, 2009	By:	/s/ Ricardo A. Anzaldua
		Name:	Ricardo A. Anzaldua
		Title:	Senior Vice President and Corporate Secretary

INDEX OF EXHIBITS

Exhibit
No.	Description
10.1	Letter Agreement, dated as of June 9, 2009, by and between The Hartford Financial Services Group, Inc., Allianz SE and Allianz Finance II Luxembourg S.a.r.l.